SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 9, 2001

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction	(Commission)	(IRS Employer
of Incorporation)	File Number	Identification Number)

9620 Chesapeake Drive, Suite 201, San Diego, CA 92123
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 715-5500

(none)
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Event

     On February 14, 2001, SYS, a California corporation, (the "Company") entered into a Letter of Intent (LOI) with Mr. Larry W. Cooke (Seller), the exclusive shareholder of Testmasters, Inc. (Testmasters). Subject to the terms of the LOI, the Company intends to purchase all of the outstanding capital stock of Testmasters in exchange for the Company's issuance of two hundred thousand (200,000) shares of the Company's Common Stock.

     Testmasters has extensive experience in the development and implementation of automated software test applications. Testmasters was founded in 1992 by Mr. Cooke.

     The parties anticipate that, subject to completion of satisfactory due diligence by the Company and execution of definitive agreements, the Company will complete the purchase of Testmasters in April of 2001.

     The Company will file a detailed Form 8-K once the definitive agreements have been signed by the parties.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)
Date: March 9, 2001	By: /s/ Michael W. Fink
Michael W. Fink, Secretary